UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number: 001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Two Westbrook Corporate Center
Suite 1070
Westchester, IL	60154

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
     On October 28, 2010, TreeHouse Foods, Inc. (the “Company”) announced that it had completed the acquisition of all of the issued and outstanding shares of capital stock of STSF Holdings, Inc. (“Holdings”). S.T. Specialty Foods, Inc., a wholly-owned subsidiary of Holdings (“S.T. Specialty Foods”), headquartered in Brooklyn Park, Minnesota, produces private label macaroni and cheese, skillet dinners and other value-added side dishes and salads. The Company’s press release announcing the closing of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Company completed the acquisition pursuant to a Securities Purchase Agreement, dated as of September 13, 2010, among the Company, Holdings and STSF Holdings LLC (“Seller”), for a purchase price of $180 million, excluding adjustments for working capital and other items. Pursuant to the terms of the Securities Purchase Agreement, the Company and Seller entered into an Earnout Agreement providing for the payment of up to an additional $15 million to Seller if S.T. Specialty Foods achieves certain earnings targets for the 12-month period ending December 31, 2010. The Company financed the transaction through borrowings under its amended and restated credit agreement.
     Following the completion of the acquisition, Holdings and S.T. Specialty Foods will become guarantors under the Company’s amended and restated credit agreement and the indentures governing the Company’s 6.03% senior notes due 2013 and 7.750% senior notes due 2018.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit	Exhibit
Number	Description

99.1	Press Release dated October 28, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: October 28, 2010	By:	/s/ Thomas E. O’Neill
		Name:	Thomas E. O’Neill
		Title:	General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description

99.1	Press Release dated October 28, 2010

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